UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 21, 2007
UCBH Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-24947	94-3072450

(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 Montgomery Street San Francisco, California	94111

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (415) 315-2800
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS
ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURES
EXHIBIT 10.1
EXHIBIT 10.2
EXHIBIT 10.3

ITEM 1.01   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
Change in Control Agreement
     On February 21, 2007, UCBH Holdings, Inc. and United Commercial Bank (herein collectively referred to as the “Company”) and Mr. David Yu, Executive Vice President and Director of the Southeast Region ((herein referred to as the “Officer”), entered into a three-year Change in Control Agreement (“CIC Agreement”). The form of the CIC Agreement is furnished as Exhibit 10.1 to this Current Report on Form 8-K.
     The CIC Agreement provides that commencing on the first anniversary date and continuing on each anniversary thereafter, the Company’s CIC Agreement may be renewed by the Board of Directors for an additional year. The CIC Agreement provides that in the event voluntary or involuntary termination follows a change in control of the Company, unless termination is for cause, the Officer or, in the event of death, the Officer’s beneficiary, would be entitled to receive a severance payment equal to three times the Officer’s highest annual compensation for the three years preceding the Change in Control. The Company would also continue, and pay for, the Officer’s life, medical and disability insurance coverage for thirty-six (36) months from the date of termination or resignation. The CIC Agreement also provides that if a change in control event has occurred and the Officer is terminated within thirty-six (36) months of the event, for any reason other than for cause (as defined in the CIC Agreement), the Officer shall be entitled to receive a severance payment equal to three (3) times the highest annual compensation (base salary and bonus) due to the Officer for the last three years immediately preceding the Change in Control and any unvested stock options and related limited rights and unvested awards granted to the Officer under any stock option and similar plans shall immediately vest and shall be exercisable within one (1) year. The Company would also continue the Officer’s life, health and disability insurance coverage for thirty-six (36) months from the date of termination or resignation.
Indemnification Agreements
     On February 21, 2007, UCBH Holdings, Inc. and United Commercial Bank each entered into their respective standard Indemnification Agreement with Mr. David Yu. The form of the Indemnification Agreement for UCBH Holdings, Inc. and the form of the Indemnification Agreement for United Commercial Bank are furnished as Exhibits 10.2 and 10.3, respectively, to this Current Report on Form 8-K. In general, each indemnification agreement requires the Company to indemnify and hold harmless the Officer to the fullest extent authorized by, in the case of the Company, Delaware corporate law or, in the case of the Bank, California law, and to provide indemnification against third-party proceedings, subject to certain exceptions.
ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS
(c)   Exhibits
        The following exhibits are included with this Report:

Exhibit Number	Description
10.1	Form of Change in Control Agreement among UCBH Holdings, Inc., United Commercial Bank and certain Executive Vice Presidents of UCBH Holdings, Inc. or United Commercial Bank.

10.2	Form of Indemnification Agreement of UCBH Holdings, Inc.

10.3	Form of Indemnification Agreement of United Commercial Bank.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UCBH HOLDINGS, INC.
Date: February 23, 2007	By:	/s/ Dennis Wu
Dennis Wu
Executive Vice President and Chief Financial Officer